UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	February 10, 2011

Bravo Brio Restaurant Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Ohio	001-34920	34-1566328
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

777 Goodale Boulevard, Suite 100, Columbus, Ohio		43212
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	614-326-7944

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On February 10, 2011, Bravo Brio Restaurant Group, Inc. (the "Company") entered into a Foodservice Distribution Agreement (the "Agreement") with Distribution Market Advantage, Inc. ("DMA"), a cooperative of multiple food distributors located throughout the nation. The Agreement supersedes the prior Foodservice Distribution Agreement dated as of June 18, 2006 (the "Prior Agreement") between the Company (f/k/a Bravo Development, Inc.) and DMA.

The Agreement provides for inventory to be supplied to the Company through two distributors represented by DMA: Ben E. Keith Company and Gordon Food Service, Inc. The Agreement requires the Company to purchase at least 80.0% of certain types of inventory and supplies from or through those DMA distributors. The Agreement is effective retroactively back to February 1, 2011. The initial term of the Agreement expires on January 31, 2014, but will automatically be extended for two successive one-year periods unless either party provides at least 90 days prior written notice of non-renewal or termination. The Agreement may be terminated by either party upon 120 days prior notice or in the event of a material breach (after the lapse of a cure period). The Agreement may also be terminated by DMA if the Company fails to make payment, DMA believes that the Company will not be able to meet its financial obligations or upon 120 days prior notice if the Company objects to certain amendments proposed by DMA.

Item 1.02 Termination of a Material Definitive Agreement.

Under the Agreement, the Company and DMA terminated the Prior Agreement effective as of January 31, 2011. The Prior Agreement was set to expire on May 31, 2011.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Bravo Brio Restaurant Group, Inc.

February 14, 2011	By:	James J. O'Connor

Name: James J. O'Connor
Title: Chief Financial Officer, Treasurer and Secretary